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                                    Exhibit 4

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ABBOTT LABORATORIES, AN ILLINOIS CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED.

                               CALL OPTION AGREEMENT

       THIS CALL OPTION AGREEMENT (the "Agreement") is made as of May 7, 1999, between SangStat Medical Corporation, a Delaware corporation, ("SangStat") and Abbott Laboratories, an Illinois corporation ("Abbott").

       WHEREAS, SangStat and Abbott have entered a Stock Purchase Agreement even date herewith (the "Stock Purchase Agreement"); and

       WHEREAS, subject to the terms and conditions of this Call Option Agreement (the "Agreement") and on the basis of the representations and warranties set forth in this Agreement and in the Stock Purchase Agreement, Abbott has agreed to grant SangStat the right to repurchase from Abbott the Initial Shares and Option Shares purchased by Abbott from SangStat pursuant to the Stock Purchase Agreement.

       NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

       1.     CERTAIN DEFINITIONS.

              1.1 TERMS DEFINED IN THE STOCK PURCHASE AGREEMENT. To the extent a term is not otherwise defined in this Agreement, it shall have the same meaning as the meaning given to it in the Stock Purchase Agreement.

              1.2 CALL OPTION. The term "Call Option" shall mean either a Call Option for the Initial Shares or a Call Option for the Option Shares, as the context requires.

              1.3 CALL OPTION FOR THE INITIAL SHARES. The term "Call Option for the Initial Shares" shall mean the right of SangStat to purchase SangStat stock from Abbott described in SECTION 2.1 (a) below.

              1.4 CALL OPTION FOR THE OPTION SHARES. The term "Call Option for the Option Shares" shall mean the right of SangStat to purchase SangStat stock from Abbott described in Section 2.1(b) below.


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       2.     CALL OPTIONS.

              2.1 GRANT OF CALL OPTIONS, EXERCISE PRICE. Subject to the terms and conditions herein set forth, Abbott hereby grants to SangStat:

                     (a) the right (the "Call Option for the Initial Shares") to purchase from Abbott any or all of the Initial Shares at an exercise price per share equal to two times the Price per Initial Share paid by Abbott to SangStat pursuant to SECTION 1.1 of the Stock Purchase Agreement); and

                     (b) the right (the "Call Option for the Option Shares") to purchase from Abbott any or all of the Option Shares at an exercise price per share equal to two times the Price per Option Share paid by Abbott to SangStat pursuant to SECTION 2.2 of the Stock Purchase Agreement.

              2.2 TERM OF THE CALL OPTIONS. SangStat may exercise either or both of the Call Options, in whole or in part, at any time after the date hereof until December 31, 2001.

              2.3 MANNER OF EXERCISING CALL OPTION. SangStat may exercise a Call Option only by surrendering a completed and fully-executed Call Option Subscription Form (in the form attached hereto as EXHIBIT A) to Abbott. On the fifth day following proper exercise of the Call Option (the "Closing Date"), SangStat shall pay the exercise price for the Call Option to Abbott. The Call Option shall be deemed to have been exercised immediately prior to the close of business on the Closing Date, and any person(s), entity or entities entitled to receive the shares of Common Stock issuable upon exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. The exercise price for a Call Option shall be paid to Abbott by wire transfer to the bank account of Abbott.

       3. CHANGES IN CAPITAL STRUCTURE. If SangStat shall at any time change the number of its issued common shares without receiving new consideration (such as by stock dividends or stock splits), then the number of shares of SangStat common stock covered by each of the Call Options and the exercise price of each of the Call Options shall be adjusted so that the aggregate consideration payable to Abbott and the value of the Call Options, in the aggregate, shall not be changed.

       4.     CALIFORNIA COMMISSIONER OF CORPORATIONS.

     THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF, THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO


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     SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT
     FROM ALL QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

       5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF ABBOTT.

              Abbott represents and warrants as of this date, and covenants for the period beginning on this date and ending the termination of this Agreement, that:

              (a) Abbott has the right to enter into this Agreement and to transfer to SangStat all or any part of the Initial Shares and the Option Shares, free and clear of any lien, claim, encumbrance or restriction of any type or nature whatsoever (other than those created by SangStat or restrictions on resale that may arise under applicable federal and state securities laws); and

              (b) Abbott is not a party to any agreement and will not enter into an agreement, by which Abbott is or would be bound (or to which Abbott is or would become subject) that conflicts or would conflict with this Agreement or the performance of Abbott's obligations under this Agreement.

       6.     MISCELLANEOUS.

              6.1 ENTIRE AGREEMENT, CONTROLLING DOCUMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence and understandings between the parties with respect to the subject matter hereof, whether oral or in writing.

              6.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              6.3 DELAY AND WAIVER. No delay on the part of either party in exercising any right under this Agreement shall operate as a waiver of such right. The waiver by either party of any other term or condition of this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.


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              6.4    ASSIGNMENT: SUCCESSORS AND ASSIGNS. No provision of this
Agreement may be assigned without the prior written consent of the other party hereto. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Initial Shares or Option Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              6.5 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to conflicts of law principles.

              6.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              6.7 EXPENSES. Irrespective of whether either of the Call Options is exercised, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

              6.8 ALTERNATIVE DISPUTE RESOLUTION. The parties agree to effectuate all reasonable efforts to resolve in an amicable manner any and all disputes between them in connection with this Agreement. The parties agree that any dispute that arises in connection with this Agreement, which cannot be amicably resolved informally, shall be finally settled as set forth in the Alternative Dispute Resolution provisions of Exhibit E to the Co-Promotion Agreement between Abbott and SangStat dated as of May 7, 1999.

              6.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of SangStat and Abbott. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and SangStat.

              6.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


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              6.11   FURTHER ASSURANCES.  SangStat and Abbott shall do and
perform or cause to be performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as the other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated by the Agreement. Neither SangStat nor Abbott shall voluntarily undertake any course of action inconsistent with the satisfaction of the requirements applicable to them as set forth in this Agreement, and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable their obligations under this Agreement.

              6.12 NO THIRD PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to his Agreement.

              6.13 MUTUAL DRAFTING. This Agreement is the joint product of SangStat and Abbott and each provision of the Agreement has been subject to consultation, negotiation and agreement of SangStat and Abbott and their respective legal counsel and advisers and any rule of construction that a document shall be interpreted or construed against the drafting party shall not apply.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   SangStat Medical Corporation

                                   By: ______________________________

                                   Title: ___________________________


                                   Abbott Laboratories

                                   By:  ______________________________

                                   Title: ____________________________



                SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT



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       EXHIBIT A
       ---------

       CALL OPTION SUBSCRIPTION FORM

       (To be signed only upon exercise of Call Option)

       To:

       The undersigned, the holder of the attached Call Option, hereby irrevocably elects to exercise the purchase right represented by that Call Option for, and to purchase under that Call Option, ________ shares of Common Stock of _______________ and herewith makes payment of an aggregate price of $ ___________ for those shares and requests that the certificates for the shares be issued in the name of, and delivered to, __________________ address is ____________________________________ and that all other actions be taken as are necessary to transfer title to such other property subject to the Call Option.

       Dated: ___________________________________

              ___________________________________

              By: _______________________________

              Title: ____________________________

              Address: __________________________

              ___________________________________



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       EXHIBIT B
       ---------

       ASSIGNMENT SEPARATE FROM CERTIFICATE

       FOR VALUE RECEIVED, _______________ hereby sell, assign and transfer unto _________________, ______________ Shares of the Common Stock of SangStat Medical Corporation, a Delaware corporation ("SangStat"), standing in its name on the books of SangStat represented by Certificate No. ________ herewith and do hereby irrevocably constitute and appoint EquiServ LLP to transfer said stock on the books of SangStat with full power of substitution in the premises.

       Dated: ______________________________________

                        Signature

                        _____________________________________

                        _____________________________________


       This Assignment Separate from Certificate was executed in conjunction with the terms of a Call Option Agreement dated ___________________, 1999, and shall not be used in any manner except as provided in such Agreement.